Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (“Registration Statement”) of our report dated February 10, 2023, relating to the consolidated financial statements of Universe Pharmaceuticals INC included in its annual report (Form 20-F) for the years ended September 30, 2022 and 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ YCM CPA, Inc.

PCAOB ID 6781

Irvine, California

February 10, 2023